UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 14, 2023

APPLIED UV, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39480	84-4373308
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

150 N. Macquesten Parkway Mount Vernon, NY	10550
(Address of registrant’s principal executive office)	(Zip code)

(914) 665-6100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AUVI	The Nasdaq Stock Market LLC
10.5% Series A Cumulative Perpetual Preferred Stock, par value $0.0001 per share	AUVIP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01. Entry into a Material Definitive Agreement.

On November 14, 2023, Applied UV, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp., as the underwriter (the “Underwriter”), relating to a firm commitment underwritten public offering (the “Offering”) of 42,666,666 units (the “Units”) at a public offering price of $0.15 per Unit, with each Unit consisting of: (i) either a share of common stock, par value $0.0001 per share, of the Company (“Common Stock”) or one pre-funded warrant (“Pre-Funded Warrant”) to purchase one share of Common Stock in lieu thereof; (ii) one-tenth (1/10th) of a Series A warrant (“Series A Warrant”) to purchase one share of Common Stock; and (iii) one-tenth (1/10th) of a Series B warrant (“Series B Warrant”) to purchase one share of Common Stock. The Company granted the Underwriter a 45-day over-allotment option to purchase up to 6,400,000 shares of Common Stock and/or 6,400,000 Pre-Funded Warrants and/or 640,000 Series A Warrants and/or 640,000 Series B Warrants. On November 16, 2023, the Underwriter partially exercised its over-allotment option with respect to 301,972 Series A Warrants and Series B Warrants.

The Units including a Pre-Funded Warrant were offered and sold to purchasers whose purchase of Units including a Common Stock in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding Common Stock immediately following the consummation of the Offering. Each Pre-Funded Warrant is exercisable for one share of Common Stock at an exercise price of $0.00001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Series A Warrant and Series B Warrant are immediately exercisable on the date of issuance at an exercise price of $1.50 per share of Common Stock and $3.00 per share of Common Stock, respectively, and expire five years from the closing date of the Offering.

The net proceeds to the Company from the Offering were approximately $5.4 million, after deducting underwriting discounts and commissions and the payment of other estimated offering expenses associated with the Offering that are payable by the Company. The Company also paid the Underwriter an underwriting discount equal to 8.0% of the gross proceeds of the Offering and a non-accountable expense fee equal to 1.0% of the gross proceeds of the Offering.

The Company used part of the net proceeds of the Offering to repay notes issued to Streeterville Capital, LLC, and intends to use the remainder for general corporate purposes, including working capital.

The Company and its directors, executive officers and 10% or greater stockholders also agreed that, for a period of two hundred twenty (220) days after the closing date of the Offering, subject to certain limited exceptions and as applicable, not to directly or indirectly, without the prior written consent of the Underwriter, (i) offer, sell or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company or (ii) file or caused to be filed any registration statement with the Securities and Exchange Commission (the “SEC”) relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

If the Company issues shares or securities at a price that is less than the applicable Warrants’ exercise price, then the exercise price for the Warrants, as applicable, will be adjusted to the lowest average price of the issued shares or securities, calculated over five days after the issuance of the shares or securities, of which will not be less than $0.05, or, if shareholder approval is obtained for the issuance of the shares or securities, the price of the issued shares or securities. If the Company enters into a Variable Rate Transaction, the lowest possible issuance price in the Variable Rate Transaction will be used to calculate the adjustment. The number of shares of Common Stock issuable upon exercise of the Warrant shall be proportionately adjusted such that the aggregate exercise price of the Warrant on the issuance date for the Warrant shares then outstanding shall remain unchanged.

The Company and its subsidiaries are prohibited from effecting any issuance of Common Stock or Common Stock equivalents that involve a “Variable Rate Transaction,” in which the Company issues securities with a value or conversion rate that changes based on the trading prices of the Common Stock after the securities are issued, which includes securities with reset provisions. Variable Rate Transaction does not include (i) “at the market offerings” in which Common Stock is sold at a minimum price of $0.375 (subject to adjustments for stock splits and similar events) or (ii) transactions which include features substantially similar to the adjustments to be made upon the subsequent issuance of certain securities and share combination events as set forth in the Warrants provided such features are no more favorable to any investor in such subsequent transaction.

In addition, if the Company effects a share split, combination, or other similar event and the average price during the five days prior to the event is less than the applicable Warrants’ exercise price, then the exercise price for the Warrants, as applicable, will be adjusted to the five days’ average price prior to the event. The number of shares underlying each Warrant will increase so that the total value of the Warrant remains the same. If the event occurs prior to any required shareholder approval, the adjustments will take effect once shareholder approval is obtained.

The Company agreed to effect a reverse stock split within seven (7) business days after the date that is the earlier of (i) the date by which one hundred sixty million (160,000,000) shares of Common Stock have been traded on The Nasdaq Stock Market LLC from and including the date hereof and (y) two hundred twenty (220) calendar days after the closing date of the Offering (the “First Reverse Split Date”). No reverse stock split shall be effectuated prior to the First Reverse Split Date, except if (i) the Company is not in compliance with Rule 5810(c)(3)(A)(iii) of The Nasdaq Stock Market LLC or (ii) consent has been obtained from a majority of purchasers of the Units.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), and affords certain rights of contribution with respect thereto.

A registration statement on Form S-1 relating to the Offering (File No. 333-274879) was declared effective by the SEC on November 13, 2023 and a registration statement on Form S-1MEF relating to the Offering (File No. 333-275557) was declared effective immediately upon filing with the SEC on November 14, 2023. The Offering was made only by means of a prospectus forming a part of the effective registration statements.

Item 8.01. Other Information.

On November 14, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. On November 16, 2023, the Company issued a press release announcing the closing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in this Item 8.01, including Exhibits 99.1 and 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement dated as of November 14, 2023, by and between Applied UV, Inc. and Aegis Capital Corp.
4.1	Form of Pre-Funded Warrant.
4.2	Form of Series A Warrant.
4.3	Form of Series B Warrant.
99.1	Press Release dated as of November 14, 2023.
99.2	Press Release dated as of November 16, 2023.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APPLIED UV, INC.

Date: November 17, 2023	By:	/s/Mike Riccio
Mike Riccio
Chief Financial Officer

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